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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
MACERICH ANNOUNCES QUARTERLY RESULTS and $600 MILLION 12-YEAR 3.49% FINANCING OF QUEENS CENTER

        Santa Monica, CA (10/31/12)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended September 30, 2012 which included funds from operations ("FFO") diluted of $112.9 million compared to $104.2 million for the quarter ended September 30, 2011. Adjusted FFO ("AFFO") diluted was $112.9 million for the quarter ended September 30, 2012 compared to $107.4 million for the quarter ended September 30, 2011 and AFFO per share-diluted was $.78 for the quarter ended September 30, 2012 compared to $.75 for the quarter ended September 30, 2011. Net income available to common stockholders was $43.9 million for the quarter ended September 30, 2012 compared to net income available to common stockholders for the quarter ended September 30, 2011 of $12.9 million. A description and reconciliation of FFO per share-diluted and AFFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 9.4% to $511 for the twelve months ended September 30, 2012 compared to $467 for the twelve months ended September 30, 2011.

  •
  The releasing spreads for the twelve months ended September 30, 2012 were up 18.5%.

  •
  Portfolio occupancy was 93.0% at September 30, 2012 compared to 91.9% at September 30, 2011.

  •
  During the quarter, the Company issued 2,962,000 common shares under its ATM equity program. The average sales price per share was $60.06 and the Company netted $176.1 million.

  •
  On October 3, 2012, the Company acquired a 75% ownership interest in FlatIron Crossing.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "It was another strong quarter, with continued improvement of our fundamentals with occupancy gains, strong growth in tenant sales and solid releasing spreads.

        In addition, we have been very active on the capital front with over $1.0 billion of financings for the year, with more financings planned for the fourth quarter. These financings will significantly lengthen our maturity schedule and also reduce our floating rate debt levels. The recent announcement of our planned acquisition of Kings Plaza and Green Acres Mall, which combined with $468 million of asset dispositions year to date, is perfectly aligned with our announced goal of recycling capital out of non-core assets into our core markets."

Equity and Financing Activity:

        During the quarter the Company issued 2,962,000 shares of common stock under its at-the-market ("ATM") program. The average sales price per share was $60.06 and the net proceeds were $176.1 million.

        The Company has arranged a $600 million loan on Queens Center. The loan is a 12 year fixed rate loan bearing interest at 3.487%. The loan proceeds will pay off the former loan of $317 million which has an interest rate of 7.3%. The closing is expected in December 2012.

        The Company also committed to a $205 million loan on Deptford Mall. The new 10 year fixed rate loan is expected to have an interest rate of approximately 3.75% and will pay off the current $172 million loan. The new loan is planned to close in December 2012.

        In September, the Company refinanced Westside Pavilion. The new loan is a $155 million, 10 year fixed rate loan with an interest rate of 4.49%.

        Also in September, the Company placed a $110 million loan on the previously unencumbered Chesterfield Towne Center. The loan has a 10 year term and a fixed interest rate of 4.8%.

Acquisition and Disposition Activity:

        On October 3, 2012, the Company acquired a 75% ownership interest in FlatIron Crossing, a 1.5 million square foot super regional mall in Broomfield, Colorado. The purchase price was $196 million in cash plus the assumption of a pro rata share of the debt of $127 million. This acquisition brings the Company's ownership of FlatIron Crossing to 100%. The FlatIron Crossing mall tenant annual sales per square foot are $531.

        On October 22, 2012, the Company announced the $1.25 billion acquisition of Kings Plaza and Green Acres Mall. The Kings Plaza acquisition is expected to close in November 2012, and the Green Acres Mall acquisition is expected to close in January 2013.

        During the quarter, the Company was bought out of its equity interest in NorthPark Center in Dallas, Texas. The Company made an initial equity investment of $75 million in 2004 and was bought out for $119 million in cash. The Company was also relieved of its pro rata share of debt of $163 million. Dispositions for the year total $468 million.

2012 Earnings Guidance:

        Management is reaffirming its previously issued 2012 AFFO per share-diluted guidance range of $3.06 to $3.14.

        A reconciliation of EPS to FFO per share and AFFO per share-diluted follows:

Estimated EPS range:	$2.72	-	$2.80
Less: Gain on asset sales	-1.79	-	-1.79
Plus: Impairment on real estate	.42	-	.42
Plus: Real estate depreciation and amortization	$2.52	-	$2.52

Estimated range for FFO per share-diluted	$3.87	to	$3.95
Less: Net FFO impact of Valley View and Prescott Gateway dispositions	-.81	-	-.81

Estimated AFFO per share-diluted:	$3.06	to	$3.14

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 62 million square feet of gross leaseable area consisting primarily of interests in 59 regional shopping centers. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, October 31, 2012 at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended September 30,		For the Three Months Ended September 30,		For the Three Months Ended September 30,
	Unaudited				Unaudited
	2012	2011	2012	2011	2012	2011
Minimum rents	$119,148	$113,889	($16)	($5,428)	$119,132	$108,461
Percentage rents	5,414	4,137	1	(364)	5,415	3,773
Tenant recoveries	68,523	66,784	—	(3,246)	68,523	63,538
Management Companies' revenues	9,858	9,759	—	—	9,858	9,759
Other income	12,729	8,113	12	(325)	12,741	7,788

Total revenues	215,672	202,682	(3)	(9,363)	215,669	193,319

Shopping center and operating expenses	67,680	68,243	(13)	(5,156)	67,667	63,087
Management Companies' operating expenses	20,706	20,251	—	—	20,706	20,251
Income tax benefit	(934)	(1,566)	—	—	(934)	(1,566)
Depreciation and amortization	72,220	67,997	—	(3,714)	72,220	64,283
REIT general and administrative expenses	5,063	4,490	—	—	5,063	4,490
Interest expense	42,622	49,152	—	(5,391)	42,622	43,761
Loss on extinguishment of debt, net	(54)	(6)	54	6	—	—
Gain on remeasurement, sale or write down of assets, net	21,765	1,389	199	(348)	21,964	1,041
Co-venture interests(b)	(2,066)	(1,281)	—	—	(2,066)	(1,281)
Equity in income of unconsolidated joint ventures	19,315	20,039	—	—	19,315	20,039
Income from continuing operations	47,275	14,256	263	4,556	47,538	18,812
Discontinued operations:
(Loss) gain on sale, disposition or write-down of assets, net	—	—	(253)	342	(253)	342
Loss from discontinued operations	—	—	(10)	(4,898)	(10)	(4,898)
Total loss from discontinued operations	—	—	(263)	(4,556)	(263)	(4,556)
Net income	47,275	14,256	—	—	47,275	14,256
Less net income attributable to noncontrolling interests	3,382	1,315	—	—	3,382	1,315

Net income available to common stockholders	$43,893	$12,941	$0	$0	$43,893	$12,941

Average number of shares outstanding—basic	134,220	132,096			134,220	132,096

Average shares outstanding, assuming full conversion of OP Units(c)	144,990	143,151			144,990	143,151

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	145,100	143,151			145,100	143,151

Per share income—diluted before discontinued operations	—	—			$0.33	$0.13

Net income per share-basic	$0.33	$0.10			$0.33	$0.10

Net income per share—diluted	$0.33	$0.10			$0.33	$0.10

Dividend declared per share	$0.55	$0.50			$0.55	$0.50

FFO—basic(c)(d)	$112,898	$104,201			$112,898	$104,201

FFO—diluted(c)(d)	$112,898	$104,201			$112,898	$104,201

FFO per share—basic(c)(d)	$0.78	$0.73			$0.78	$0.73

FFO per share—diluted(c)(d)	$0.78	$0.73			$0.78	$0.73

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.78	$0.75			$0.78	$0.75

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Nine Months Ended September 30,		For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited				Unaudited
	2012	2011	2012	2011	2012	2011
Minimum rents	$362,974	$334,688	($6,423)	($19,094)	$356,551	$315,594
Percentage rents	12,280	10,235	(342)	(859)	11,938	9,376
Tenant recoveries	201,309	189,538	(3,385)	(9,749)	197,924	179,789
Management Companies' revenues	30,730	28,460	—	—	30,730	28,460
Other income	33,466	22,614	(449)	(938)	33,017	21,676

Total revenues	640,759	585,535	(10,599)	(30,640)	630,160	554,895

Shopping center and operating expenses	203,306	195,458	(5,048)	(16,209)	198,258	179,249
Management Companies' operating expenses	66,953	67,030	—	—	66,953	67,030
Income tax benefit	(2,159)	(5,811)	—	—	(2,159)	(5,811)
Depreciation and amortization	222,188	198,454	(4,640)	(13,536)	217,548	184,918
REIT general and administrative expenses	15,235	15,876	—	—	15,235	15,876
Interest expense	134,813	150,182	(6,370)	(13,755)	128,443	136,427
Gain (loss) on extinguishment of debt, net	119,958	(9,139)	(119,958)	6	—	(9,133)
(Loss) gain on remeasurement, sale or write down of assets, net	(4,449)	(33,514)	45,052	37,642	40,603	4,128
Co-venture interests(b)	(4,462)	(3,779)	—	—	(4,462)	(3,779)
Equity in income of unconsolidated joint ventures	68,624	75,521	—	—	68,624	75,521
Income (loss) from continuing operations	180,094	(6,565)	(69,447)	50,508	110,647	43,943
Discontinued operations:
Gain (loss) on sale, disposition or write-down of assets, net	—	—	74,906	(37,648)	74,906	(37,648)
Loss from discontinued operations	—	—	(5,459)	(12,860)	(5,459)	(12,860)
Total income (loss) from discontinued operations	—	—	69,447	(50,508)	69,447	(50,508)
Net income (loss)	180,094	(6,565)	—	—	180,094	(6,565)
Less net income (loss) attributable to noncontrolling interests	16,915	(324)	—	—	16,915	(324)

Net income (loss) available to common stockholders	$163,179	($6,241)	$0	$0	$163,179	($6,241)

Average number of shares outstanding—basic	133,091	131,459			133,091	131,459

Average shares outstanding, assuming full conversion of OP Units(c)	144,160	142,925			144,160	142,925

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	144,256	142,925			144,256	142,925

Per share income—diluted before discontinued operations	—	—			$0.74	$0.29

Net income (loss) per share-basic	$1.22	($0.06)			$1.22	($0.06)

Net income (loss) per share—diluted	$1.22	($0.06)			$1.22	($0.06)

Dividend declared per share	$1.65	$1.50			$1.65	$1.50

FFO—basic(c)(d)	$445,283	$280,774			$445,283	$280,774

FFO—diluted(c)(d)	$445,283	$280,774			$445,283	$280,774

FFO per share—basic(c)(d)	$3.09	$1.96			$3.09	$1.96

FFO per share—diluted(c)(d)	$3.09	$1.96			$3.09	$1.96

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$2.28	$2.01			$2.28	$2.01

 THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on dispositions as discontinued operations for the three and nine months ended September 30, 2012 and 2011.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the FFO impact of Shoppingtown Mall and Valley View Center for the three and nine months ended September 30, 2012 and 2011. In December 2011, the Company conveyed Shoppingtown Mall to the lender by a deed-in-lieu of foreclosure. In July 2010, a court-appointed receiver assumed operational control of Valley View Center and responsibility for managing all aspects of the property. Valley View Center was sold by the receiver on April 23, 2012, and the related non-recourse mortgage loan obligation was fully extinguished on that date. On May 31, 2012, the Company conveyed Prescott Gateway to the lender by a deed-in-lieu of foreclosure and the debt was forgiven resulting in a gain on extinguishment of debt of $16.3 million. AFFO excludes the gain on extinguishment of debt on Prescott Gateway for the three and nine months ended September 30, 2012.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account non-cash credits and charges on properties controlled by either a receiver or loan servicer. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
Revenues:
Minimum rents	$62,160	$79,254	$198,625	$229,360
Percentage rents	2,579	3,636	6,828	7,957
Tenant recoveries	31,555	38,237	98,390	111,742
Other	5,405	6,218	16,516	17,077

Total revenues	101,699	127,345	320,359	366,136

Expenses:
Shopping center and operating expenses	35,811	44,922	113,231	129,491
Interest expense	23,781	31,091	76,559	91,538
Depreciation and amortization	22,927	31,355	73,237	90,061

Total operating expenses	82,519	107,368	263,027	311,090

Gain on remeasurement, sale or write down of assets, net	135	23	11,292	12,583
Gain on extinguishment of debt	—	39	—	7,792
Equity in income of joint ventures	—	—	—	100

Net income	$19,315	$20,039	$68,624	$75,521

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income (loss) to FFO and AFFO(d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
Net income (loss) available to common stockholders	$43,893	$12,941	$163,179	($6,241)
Adjustments to reconcile net income (loss) to FFO—basic
Noncontrolling interests in OP	3,469	1,163	13,575	(544)
(Gain) loss on remeasurement, sale or write down of consolidated assets, net	(21,765)	(1,389)	4,449	33,514
plus gain on undepreciated asset sales—consolidated assets	—	—	—	2,277
plus non-controlling interests share of (loss) gain on remeasurement, sale or write down of consolidated joint ventures, net	(3)	—	3,535	(4)
Gain on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	(135)	(23)	(11,292)	(12,583)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata share)	—	20	—	71
Depreciation and amortization on consolidated assets	72,220	67,997	222,188	198,454
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,523)	(4,534)	(13,952)	(13,520)
Depreciation and amortization on joint ventures (pro rata)	22,927	31,355	73,237	90,061
Less: depreciation on personal property	(3,185)	(3,329)	(9,636)	(10,711)

Total FFO—basic	112,898	104,201	445,283	280,774
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—	—	—

Total FFO—diluted	$112,898	$104,201	$445,283	$280,774

Additional adjustments to arrive at AFFO—diluted(d):
Shoppingtown Mall	—	290	396	312
Valley View Center	—	2,886	(101,116)	6,102
Prescott Gateway	54	—	(16,296)	—

Total AFFO—diluted	$112,952	$107,377	$328,267	$287,188

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO and AFFO per diluted share(d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
Earnings per share—diluted	$0.33	$0.10	$1.22	($0.06)
Per share impact of depreciation and amortization of real estate	0.60	0.64	1.89	1.86
Per share impact of (gain) loss on remeasurement, sale or write down of assets	(0.15)	(0.01)	(0.02)	0.16

FFO per share—diluted	$0.78	$0.73	$3.09	$1.96

Per share impact—Shoppingtown Mall, Valley View Center and Prescott Gateway	0.00	0.02	(0.81)	0.05

AFFO per share—diluted	$0.78	$0.75	$2.28	$2.01

Reconciliation of Net income (loss) to EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
Net income (loss) available to common stockholders	$43,893	$12,941	$163,179	($6,241)
Interest expense—consolidated assets	42,622	49,152	134,813	150,182
Interest expense—unconsolidated entities (pro rata)	23,781	31,091	76,559	91,538
Depreciation and amortization—consolidated assets	72,220	67,997	222,188	198,454
Depreciation and amortization—unconsolidated entities (pro rata)	22,927	31,355	73,237	90,061
Noncontrolling interests in OP	3,469	1,163	13,575	(544)
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,332)	(7,486)	(22,611)	(22,430)
Loss (gain) on extinguishment of debt—consolidated entities	54	6	(119,958)	9,139
Gain on extinguishment of debt—unconsolidated entities (pro rata)	—	(39)	—	(7,792)
(Gain) loss on remeasurement, sale or write down of assets—consolidated assets, net	(21,765)	(1,389)	4,449	33,514
Gain on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	(135)	(23)	(11,292)	(12,583)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	(3)	—	3,535	(4)
Income tax benefit	(934)	(1,566)	(2,159)	(5,811)
Distributions on preferred units	183	208	599	624

EBITDA(e)	$178,980	$183,410	$536,114	$518,107

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
EBITDA(e)	$178,980	$183,410	$536,114	$518,107
Add: REIT general and administrative expenses	5,063	4,490	15,235	15,876
Management Companies' revenues	(9,858)	(9,759)	(30,730)	(28,460)
Management Companies' operating expenses	20,706	20,251	66,953	67,030
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(3,386)	(7,656)	(10,884)	(16,109)
EBITDA of non-comparable centers	(28,628)	(32,010)	(90,764)	(84,547)

Same Centers—NOI(f)	$162,877	$158,726	$485,924	$471,897

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)